As filed with the Securities and Exchange Commission on March 28, 2003

Registration No. 000-24151

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐    Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

NORTHWEST BANCORPORATION, INC.

(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

March 28, 2003

Dear Shareholder:

You will find herein the following enclosures:

•	Notice of Annual Meeting of Shareholders to be held May 19, 2003

•	Proxy Statement

•	Proxy Card

•	Annual Report on Form 10-KSB (without exhibits) for the fiscal year ended December 31, 2002 (included in the Annual Report to Shareholders)

•	Annual Report to Shareholders for the fiscal year ended December 31, 2002; the Report compares the consolidated financial operation for the two years ended December 31, 2002 and 2001.

As noted in the Proxy Statement, you are being asked at the Annual Meeting (1) to elect three Directors for a three-year term and, (2) to ratify the selection of Moss Adams, LLP as independent certified public accountants.

More information about the Annual Meeting is included in the enclosed Proxy Statement.

Please call Holly A. Austin (the Secretary of the Company) or myself (509-456-8888) with any questions that you may have concerning the enclosed material. Your vote is important. Whether or not you plan to attend the Annual Meeting, please take the time to vote now by signing and dating the enclosed proxy card and returning it in the enclosed self-addressed, stamped envelope as soon as possible. It is important that all individuals listed on the mailing label sign the proxy card.

Thank you for your cooperation and immediate attention given to this matter.

Sincerely,

/s/    RANDALL L. FEWEL

Randall L. Fewel

President & Chief Executive Officer

NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

Notice of Annual Meeting of Shareholders

to be held May 19, 2003

TO THE SHAREHOLDERS OF NORTHWEST BANCORPORATION, INC.:

The Annual Meeting of Shareholders of Northwest Bancorporation, Inc. (the “Company”) will be held in the facilities of Inland Northwest Bank situated at 421 West Riverside (corner of Riverside and Stevens), Spokane, Washington on Monday, May 19, 2003 at 5:30 p.m. (PDT) for the following purposes:

(1)    To elect three persons as Directors for a three-year term.

(2)    To consider and vote upon a proposal to ratify the selection of Moss Adams, LLP as independent certified public accountants for the fiscal year ending December 31, 2003.

(3)    To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on March 28, 2003 has been designated as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors

/S/    WILLIAM E. SHELBY

William E. Shelby

Chairman

Spokane, Washington

March 28, 2003

Your Vote Is Important

We consider the vote of each shareholder to be important, whatever the number of shares held. Whether or not you are able to attend the Annual Meeting, please sign and date the enclosed proxy card and return it in the enclosed envelope at your earliest convenience. The prompt return of your proxy card will help to avoid further expense for your Company.

The Board of Directors recommends that you vote for (1) the three nominees for Director and (2) the ratification of Moss Adams, LLP as independent certified public accountants. Please return the enclosed proxy card promptly.

NORTHWEST BANCORPORATION, INC.

421 West Riverside

Spokane, Washington 99201

PROXY STATEMENT

Proxies, Solicitation and Voting

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Bancorporation, Inc. (the “Company”) for use at the Annual Meeting of Shareholders of the Company to be held in the facilities of Inland Northwest Bank situated at 421 West Riverside (corner of Riverside and Stevens), Spokane, Washington, on Monday, May 19, 2003 at 5:30 p.m. (PDT) or any adjournments thereof. The Board of Directors is sending this Proxy Statement to shareholders of record on or about April 11, 2003.

The enclosed proxy, if properly signed and returned, will be voted in accordance with the instructions specified thereon. If no instructions are specified, the enclosed proxy will be voted for (1) the three nominees for Director and (2) the ratification of the selection of the independent certified public accountants. A shareholder who has delivered a proxy may revoke it at any time before it is exercised by filing an instrument of revocation with the Secretary of the Company or by delivering a duly signed proxy bearing a later date. A proxy may also be revoked by attending the Annual Meeting and notifying the Secretary that the shareholder intends to vote in person. Attendance at the Annual Meeting without requesting the opportunity to vote in person will not constitute the revocation of a proxy.

The close of business on March 28, 2003 has been designated as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. As of March 28, 2003, the Company had 1,808,204 shares of common stock outstanding, held of record by 473 shareholders. Each share of common stock outstanding on the record date for the Annual Meeting entitles the holder thereof to one vote on each matter to be voted on at the Annual Meeting (in the case of the election of Directors, one vote for each Director position up for election). Shareholders of the Company are not entitled to exercise cumulative voting rights in the election of Directors.

The holders of a majority of the shares outstanding on the record date for the Annual Meeting, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. The favorable vote of a majority of the votes cast at the Annual Meeting is necessary for the election of the three persons as directors and the ratification of the selection of the accountants. Abstentions and “broker non-votes” will be counted as shares that are present at the Annual Meeting for purposes of determining a quorum. Abstentions and “broker non-votes,” however, will not be counted as either votes for or against any item, which means that they will have no effect upon the election of Directors or the ratification of the selection of the independent certified public accountants.

1.    ELECTION OF DIRECTORS

Composition of Board of Directors and Staggered Terms

The Board of Directors of the Company currently consists of fourteen members and is divided into three classes; because of the retirement of Hubert F. Randall, the Directors have decided to reduce the number of directors to thirteen, effective as of the date of the Annual Meeting. The bylaws authorize the Directors to set the number of directors for the Board. Directors within each class are elected to three-year terms, meaning that under ordinary circumstances, at any given time, approximately one-third of the Board of Directors would be in its first year of service, one-third would be in its second year of service and another one-third would be in its third year. The same persons currently serve as Directors of Inland Northwest Bank, a wholly owned subsidiary of the Company (the “Bank”).

The staggered term arrangements for Directors of the Company are the same as the staggered term arrangements for Directors of the Bank.

Nominees for Election As Directors at the Annual Meeting

Three of the fourteen present Director positions have terms expiring, and are up for election, at this Annual Meeting. The persons elected to such positions at the Annual Meeting will serve for a three-year term ending with the Annual Meeting to be held in 2006 or until their successors are duly elected and qualified. The Board of Directors has nominated the following three persons for election as Directors of the Company at this Annual Meeting. The Board of Directors recommends that the shareholders vote for the election of all three nominees.

Name	Age	Recent Business and Professional Experience
Randall L. Fewel	54

Mr. Fewel is a director, President and Chief Executive Officer of the Bank. He has been a director of the Bank since May 16, 2000 and has served as President of the Company and President and Chief Executive Officer of the Bank since July 1, 2001. Mr. Fewel has been employed by the Bank since 1994. He previously served as its Chief Operating Officer and, prior to that, as its Senior Loan Officer. Mr. Fewel’s current term as a director will expire at the annual meeting of shareholders to be held in 2003.

Bryan S. Norby	46

Mr. Norby has been a director of the Bank since August 15, 1989, and a director of the Company since March 30, 1992. Mr. Norby’s current term as a director will expire at the annual meeting of the Shareholders to be held in 2003. During the past five years Mr. Norby has been a certified public accountant and is Treasurer and Financial Analyst for a Boise, Idaho based business enterprise.

Richard H. Peterson	68

Mr. Peterson has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Peterson’s current term as a director will expire at the annual meeting of the shareholders to be held in 2003. During the past five years, Mr. Peterson was a Senior Vice President of First Union Securities at its branch in Spokane and currently is a Senior Vice President with Ragen-MacKenzie, a financial investment firm, also with a branch office in Spokane, Washington.

Each of the nominees has consented to being named in this Proxy Statement and to serve as a Director if elected. The Company knows of no reason why any nominee would be unable or unwilling to serve if elected. If any nominee becomes unavailable for election, the persons named in the enclosed proxy will vote for such other nominee as the Board of Directors may recommend. There are no arrangements or understandings between any nominee and any other nominee under which the Director or nominee has been selected to serve as a director.

Other Directors Not up for Election at the Annual Meeting

The following persons are the other ten Directors of the Company whose terms are not expiring at the Annual Meeting.

Name	Age	Recent Business and Professional Experience
Dwight B. Aden, Jr.	60

Mr. Aden has been a director of the Bank and the Company since May 20, 1996. His term as a director will expire at the annual meeting of shareholders to be held in 2005. For the five years prior to his retirement, in 1997, Mr. Aden was a senior member and an owner of Jones & Mitchell Insurance Co., an insurance brokerage firm in Spokane, Washington.

Jimmie T.G. Coulson	69

Mr. Coulson has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Coulson’s current term as director will expire at the annual meeting of shareholders to be held in 2005. During the past five years, Mr. Coulson has been the President and Chief Executive Officer of The Coeur d’Alenes Company, a steel service center and fabrication facility located in Spokane, Washington.

Harlan D. Douglass	66

Mr. Douglass has been a director of the Bank since May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Douglass’s current term as a director of the Bank will expire at the annual meeting of shareholders to be held in 2005. Mr. Douglass’s primary business activities consist of the management of a diversified real estate business, including multifamily and commercial projects.

Freeman B. Duncan	56

Mr. Duncan has been a director of the Bank and the Company since May 20, 1996. His term as a director will expire at the annual meeting of shareholders to be held in 2005. Mr. Duncan is an attorney specializing in real estate matters.

Donald A. Ellingsen, M.D.	66

Dr. Ellingsen has been a director of the Bank and the Company since May 20, 1996. His term as a director will expire at the annual meeting of shareholders to be held in 2005. Prior to his retirement on June 30, 1998, Dr. Ellingsen was an ophthalmologist and a member of the Spokane Eye Clinic, Spokane, Washington.

Clark H. Gemmill	60

Mr. Gemmill has been a director of the Bank since its incorporation on May 26, 1989 and a director of the Company since March 30, 1992. Mr. Gemmill’s current term as a director will expire at the annual meeting of shareholders to be held in 2004. During the past five years, he has been a Vice President with UBS Paine Webber, a financial investment firm with a branch office in Spokane, Washington.

Phillip L. Sandberg	70

Mr. Sandberg has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Sandberg’s current term as a director will expire at the annual meeting of shareholders to be held in 2004. For the five years prior to his retirement on October 20, 1998, Mr. Sandberg had been the President and Chief Executive Officer of Sandberg Securities, an independent investment services firm in Spokane, Washington.

Frederick M. Schunter	66

Mr. Schunter has been a director of the Bank since its incorporation on May 26, 1989 and, until his retirement on June 30, 2001, was President and Chief Executive Officer of the Bank. He has been a director of the Company since December 10, 1991 and was President of the Company prior to his retirement. Mr. Schunter’s current term as a director will expire at the annual meeting of shareholders to be held in 2004. Since June 10, 2002, Mr. Schunter has been the President of Northwest Business Development Association, a non-profit Certified Development Company that assists small business borrowers in acquiring loans guaranteed by the Small Business Administration or other government or private entities.

William E. Shelby	64

Mr. Shelby has been a director of the Bank since its incorporation on May 26, 1989 and Chairman of the Bank Board since May 16, 1995. He has been a director of the Company since March 30, 1992 and Chairman of the Company’s Board since May 21, 1996. Mr. Shelby’s current term as a director will expire at the annual meeting of shareholders to be held in 2004. During the past five years Mr. Shelby has been the Vice President of Store Development for U.R.M. Stores, Inc.

James R. Walker	70

Mr. Walker has been a director of the Bank since its incorporation on May 26, 1989. He has been a director of the Company since March 30, 1992. Mr. Walker’s current term as a director will expire at the annual meeting of the shareholders to be held in 2004. Mr. Walker retired in 1995. For the five years prior to his retirement, he was the President and Chief Executive Officer of Hazen & Clark, Inc., a general contracting firm located in Spokane, Washington.

Committees and Meetings of the Board of Directors

The Board of Directors has an Audit Committee and a Nominating Committee. The members of the Audit Committee are Mr. Norby (who acts as Chairman), Mr. Sandberg (who acts as Vice Chairman), Mr. Aden, Mr. Duncan, Dr. Ellingsen and Mr. Walker. The Audit Committee held four meetings during the fiscal year ended December 31, 2002. The responsibilities of the Audit Committee include monitoring compliance with Board policies and applicable laws and regulations, holding periodic meetings with the Bank’s internal and external auditors and with the Bank’s examiners to receive reports and discuss findings, making recommendations to the full Board of Directors concerning the adequacy and accuracy of internal systems and controls, the appointment of auditors and the acceptance of audits, and monitoring management’s efforts to correct any deficiencies discovered in an audit or supervisory examination. The same directors also constitute the Audit Committee of the Bank.

The members of the Nominating Committee are Mr. Schunter (who acts as Chairman), Mr. Douglass, Mr. Duncan, Dr. Ellingsen, Mr. Fewel, Mr. Norby, Mr. Randall, Mr. Coulson and Mr. Shelby. The Nominating Committee held one meeting during the fiscal year ended December 31, 2002. The responsibilities of the Nominating Committee include selecting and recommending to the full Board of Directors nominees for election as Director at the Annual Meeting held each year, candidates to fill any Director vacancies, and persons for appointment as officers. Shareholders who wish the Nominating Committee to consider their recommendations for nominees for Director to be elected in 2004 should submit their recommendations in writing to the Nominating Committee in care of the Company’s Secretary at the Company’s principal executive office; additional information is set forth in the section of this Proxy Statement entitled “Proposals of Shareholders.”

The Board of Directors held eight meetings and Committees of the Board of Directors, in total, held five meetings during the fiscal year ended December 31, 2002. All of the Directors attended more than seventy-five percent of the aggregate of all meetings of the Board of Directors and the Committees on which they serve during the fiscal year ended December 31, 2002.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of six directors who are independent Directors as defined by Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Board of Directors has adopted a written charter for the Audit Committee; a copy of the Charter is attached as Appendix A.

The responsibilities of the Audit Committee include recommending to the Board of Directors an accounting firm to be engaged as the Company’s independent accountants. Management is responsible for the Company’s financial statements and the financial reporting process, including the system of internal controls. The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to oversee these processes and the activities of the Company’s internal audit department

In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement On Auditing Standards No.61, “Communication with Audit Committees.”

The Company’s independent accountants also provided to the Audit Committee the written disclosures and the letter required by Independent Standards Board Standard No.1, “Independence Discussions with Audit Committees.” The Audit Committee also considered the compatibilities of non-audit services with the accountants’ independence.

In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent accountants the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002. The Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2002, as filed with the Securities and Exchange Commission.

The Audit Committee discussed with the Company’s independent accountants the overall scope and plans for their audit. The Audit Committee meets with the internal and independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls and the overall quality of the Company’s financial reporting.

The aggregate fees billed by Moss Adams LLP for professional services for the audit of the Company’s annual consolidated financial statements for fiscal 2002 and the review of the consolidated financial statements included in the Company’s Annual Report on Form 10-KSB for fisca1 2002 were $40,100. There were no fees billed by Moss Adams LLP to the Company for financial information systems design and implementation for fiscal 2002. The aggregate fees billed to the Company for all other services rendered by Moss Adams LLP for fiscal 2002 were $24,296.

This report is submitted by the Audit Committee. Its members are:

Bryan S. Norby, Chairman

Phillip L.Sandberg, Vice Chairman

Dwight B. Aden, Jr.

Freeman B. Duncan

Donald A. Ellingsen, M.D.

James R. Walker

Officers

In addition to Mr. Fewel, the executive officers of the Company and its subsidiary are:

Holly A. Austin—Ms. Austin is 32 and is an officer of the Bank and Secretary of the Company. She has been employed by the Bank since June 1997. Prior to that time, between 1992 and 1997, Ms. Austin worked for a public accounting firm with offices in Spokane. She currently is Senior Vice President and Cashier of the Bank.

Ronald M. Bower—Mr. Bower is 61 and joined the Bank in January 2000. For the five years prior to that time, Mr. Bower was Senior Vice President and Manager of Credit Risk Management for Eastern Washington and Northern Idaho for a regional financial institution with offices in Spokane. He currently is Executive Vice President and Chief Credit Officer of the Bank. Mr. Bower has notified the Bank that he plans to retire on May 2, 2003.

Christopher C. Jurey—Mr. Jurey is 53 and has been an officer of the Bank since 1991. He currently is Executive Vice President of the Bank and Chief Financial Officer of the Bank and the Company.

There are no family relationships among these directors and executive officers. There also are no arrangements or understandings between these persons and any one of the other named persons pursuant to which any of these persons have been selected for the office or position.

Significant Employees

James M. Abrahamson—Mr. Abrahamson is 61 and has been an officer of the Bank since 1996. He currently is a Senior Vice President, Commercial Loan Officer and Team Leader.

Douglas J. Beaudoin—Mr. Beaudoin is 51 and has been an officer of the Bank since 1998. Prior to that time, between 1996 and 1998, Mr. Beaudoin worked as a Vice President in the commercial real estate division of a regional financial institution with offices in Spokane. He currently is a Senior Vice President and Manager of the Bank’s mortgage department.

Richard L. Brittain—Mr. Brittain is 50 and has been an officer of the Bank since 1995. He currently is a Senior Vice President, Commercial Loan Officer and Team Leader.

Elizabeth A. Herndon—Ms. Herndon is 48 and has been an officer of the Bank since 1995. She currently is a Senior Vice President and Branch Administrator.

Ronald G. Jacobson—Mr. Jacobson is 47 and has been an officer of the Bank since 2001. Prior to that time, between 1989 and 2001, Mr. Jacobson worked as a Vice President in the private banking department of a community based financial institution headquartered in Spokane. He currently is a Senior Vice President and North Idaho Division Manager.

Remuneration of Directors and Officers

The following table sets forth all compensation paid during the last fiscal year to the Chief Executive Officer and other executive officers of the Bank whose annual salary and bonus exceeded $100,000 during 2002. Directors are compensated as described below. Other than as detailed, below, no officer or director of the Company has received any other remuneration or indirect financial benefit to date.

Name and Capacities in which Remuneration was Received	Year	Salary	Bonus(a)	Deferred Compensation(b)	401(k) Matching Contribution(c)	Total Compensation(d)
Randall L. Fewel	2002	129,794	15,214	3,000	3,376	164,982
President & Chief Executive Officer
Christopher C. Jurey	2002	105,429	9,682	—	2,878	122,438
Executive Vice President & Chief Financial Officer
Ronald M. Bower	2002	87,535	8,770	7,650	2,599	110,569
Executive Vice President & Chief Credit Officer

(a)	See “Incentive Plan for Senior Management,” below.

(b)	Employees of the Bank with the title of “Vice President” or higher may elect to defer a portion of their compensation, with prior approval (annually) of the Board of Directors. The Bank does not match voluntarily deferred income; it does, however, credit interest on salary thus deferred. The Bank credits interest at the tax-equivalent rate that it earns on a Bank Owned Life Insurance (BOLI) product that it purchased in December 2001.

(c)	The Bank matches 50% of employee contributions to the 401(k) Plan. The matching contribution is limited to a maximum of 2.5% of the employee’s salary.

(d)	Includes the aggregate value of perquisites and personal benefits that were no more than the lesser of $50,000 or 10% of the executive’s salary and bonus.

Director Compensation

Directors of the Bank (excluding the Chairman and Mr. Fewel) received an attendance fee in the amount of $200 per meeting and $100 per committee meeting. The Chairman receives a $400 attendance fee per meeting. Director/employees are not compensated for meeting attendance. Each director other than the Board Chairman and Mr. Fewel also received 200 shares of Common Stock of the Company as additional compensation. The Board Chairman received 300 shares of Common Stock of the Company as additional compensation. No other compensation arrangement has been established for the directors of the Company as yet.

The aggregate annual remuneration of executive and corporate officers and directors of the Bank as a group was $540,421 for fiscal year 2002.

Employment and Change of Control Agreements

The Bank has entered into an employment agreement with Mr. Fewel that provides for a continuous employment term until such time as the Bank notifies him that the Bank will establish an employment term of one-year, commencing with the date of receipt of such notice by him. Upon receiving such notice Mr. Fewel could resign and continue to receive payment of his fixed-salary and certain benefits for a period of one-year. The agreement provides that, during the term of the agreement, he will remain employed in an executive position, with no reduction in his fixed-salary should his position change and that his fixed-salary will be adjusted annually at the discretion of the Board. The fixed-salary will not be decreased from year-to-year; however, incentive payments, if any, and other benefits may be more or less than received in prior years. The Bank may terminate Mr. Fewel’s employment without cause; however, in that case, he would continue to receive payment of his fixed salary and certain benefits for a period of one-year.

In the event of a change in control of the Company, the agreement provides for a severance payment to Mr. Fewel if his employment is terminated or if he resigns during a thirty-six month period following the date of the change in control; other benefits are discontinued, except as may be required by law. Any severance payment made to him will be reduced to the extent necessary to meet the requirements of Internal Revenue Service regulations then in effect, as well as the rules, regulations or lawful directives of other agencies with regulatory or supervisory authority over the Company or the Bank. The Bank’s obligation for payment to Mr. Fewel under any of the above-described circumstances may be reduced, in part or in full, if he receives compensation from a successor employer or from self-employment while the Bank is making payment to him. If the successor employer is a financial institution located within the Bank’s market area, and if he has not obtained prior approval from the Bank’s Board of Directors, the Bank is under no obligation to continue any payment of salary or benefits.

The Bank has entered into similar employment agreements with Mr. Bower and Mr. Jurey; however, in the event of a change in control, the period considered for severance payments is twenty-four months. Employment agreements with Ms. Austin and other non-executive officers are consistent as to all terms; with the exception that the period considered for severance payment is twelve months.

Incentive Plan for Senior Management

The purpose of the Executive Incentive Plan (the “EIP”) is to reward senior Bank management for its efforts in meeting or exceeding the annual goals presented to the Board of Directors during the annual budgeting process. The EIP defines a number of factors that are considered to be of importance by the Board in enhancing the long-term viability of the bank and return to shareholders. A portion of each officer’s total compensation is dependent upon performance in relation to budget, adjusted to reflect the Bank’s overall performance in comparison to that of similar financial institutions. Incentive payments made to named executives under the EIP are disclosed in the table detailing executive compensation.

Executive Retirement Plan

The Bank maintains an unfunded supplemental executive retirement plan for the benefit of the Bank’s former chief executive officer which is fully vested. The plan provides for monthly payments for a period of fifteen years beginning on June 30, 2001. In the event of his death, the plan provides for payment to his designated beneficiary.

At December 31, 2002 and 2001, $204,965 and $213,216, respectively, has been accrued under this plan. This liability is recognized in accrued interest and other liabilities in the financial statements.

The net post-retirement benefit cost recognized during the years ended December 31, 2002 and 2001, was $16,386 and $25,410, respectively.

The Bank is the owner and beneficiary of life insurance policies on this former officer with a total face value of $227,542 and cash surrender value of $198,339 and $182,755 at December 31, 2002 and 2001, respectively.

Security Ownership of Management and Certain Security Holders

The Company does not have any compensated officers; the information in this item is provided for each director and executive officer of the Company and the Bank.

Officers and directors as a group own of record, to the knowledge of the Company, 481,925 shares of common stock of the Company, representing 26.65% of the outstanding shares of common stock. No shareholder of record presently owns more than ten-percent (10%) of the outstanding shares of common stock of the Company, nor would the exercise of stock options increase any shareholder ownership of record to more than ten-percent (10%).

Name and Position	Number of Shares Beneficially Owned(1)		Percentage of Class
Harlan Douglass, Director	153,091	(2)	8.47%
Frederick M. Schunter, Director	50,921	(2)	2.82%
Jimmie T.G. Coulson, Director	48,668	(2)(3)	2.69%
Clark H. Gemmill, Director	39,895		2.21%
Hubert F. Randall, Director	35,651		1.97%
Phillip L. Sandberg, Director	34,107		1.89%
James R. Walker, Director	31,018	(2)	1.72%
Richard H. Peterson, Director	29,555		1.63%
Christopher C. Jurey, EVP/Chief Financial Officer	15,065		*
William E. Shelby, Chairman	11,264		*
Randall L. Fewel, President/Chief Executive Officer	10,619		*
Donald A. Ellingsen, Director	8,944	(4)	*
Bryan S. Norby, Director	6,598	(2)	*
Freeman B. Duncan, Director	3,196	(5)	*
Dwight B. Aden Jr., Director	2,861		*
Holly A. Austin, Secretary	300		*
Ronald M. Bower, EVP/Chief Credit Officer	172	(6)	*

Total	481,925	(2-6)	26.65%

*	Less than 1.0%

(1)	Shares held directly with sold voting and investment power, unless otherwise indicated.

(2)	Includes shares held with or by his/her spouse.

(3)	Includes 5,056 shares held by CINV.

(4)	Includes 7,752 shares held by Spokane Eye Clinic.

(5)	Includes 2,976 shares held in the Freeman B. Duncan Profit Sharing Plan.

(6)	Includes 172 shares held by the Bower Living Trust.

Stock Option Plan

During 1992, the Board of Directors of the Bank authorized key employees of the Bank to be eligible to participate in a nonqualified stock option plan (the “Plan”). Directors are not included in the Plan. At its meeting on April 16, 2002, the Board approved an amendment to the Plan, reserving and setting aside an additional 125,000 shares of the common stock of the Company for issuance pursuant to options granted under the Plan. The amended Plan was incorporated in the Company’s June 30, 2002 Form 10-QSB filing as Exhibit 10.2.31.Under the Plan, the Board of Directors may grant options to purchase shares of common stock of the Corporation, not to exceed 234,640 shares. At December 31, 2002, an additional 133,665 shares were available for granting to employees. The per option price for options granted shall be the fair market value of said share on the date the option is granted. The number of shares granted by the stock option will be adjusted for stock dividends declared prior to exercise or expiration of the option.

Name of Holder	Expiration Date	Title and Amount of Securities Called for by Options, Warrants or Rights	Effective Exercise Price(1)	Date Exercisable if not Currently Exercisable
Randall L. Fewel	01/01/05	Option—1,541	7.95	(2)
	12/17/06	Option—1,401	8.92	(2)
	12/16/07	Option—1,273	10.21	(2)
	12/15/08	Option—2,315	13.82	(3)
	12/21/09	Option—2,315	13.82	(4)
	12/19/10	Option—3,308	9.07	(5)
	07/01/11	Option—10,500	9.52	(6)
	12/18/12	Option—5,000	10.10	19-Dec-03

Ronald M. Bower	12/19/10	Option—2,205	9.07	(5)
	12/18/12	Option—1,500	10.10	19-Dec-03

Christopher C. Jurey	01/01/05	Option—1,541	7.95	(2)
	12/17/06	Option—1,401	8.92	(2)
	12/16/07	Option—1,273	10.21	(2)
	12/15/08	Option—2,315	13.82	(3)
	12/21/09	Option—2,315	13.82	(4)
	12/19/10	Option—2,205	9.07	(5)
	12/18/12	Option—1,500	10.10	19-Dec-03

Frederick M. Schunter	01/01/05	Option—3,082	7.95	(2)
	12/17/06	Option—2,801	8.93	(2)
	12/16/07	Option—2,037	10.21	(2)
	12/15/08	Option—2,084	13.82	(2)
	12/21/09	Option—1,389	13.82	(2)

Executive officers as a group hold 23,297 vested options.

Interest of Management and Others in Certain Transactions

The Company, through its Bank subsidiary has had, and may be expected to have in the future, banking transactions in the ordinary course of business with directors, principal officers, their immediate families, and affiliated companies in which they are principal stockholders. Aggregate loan balances with related parties at December 31, 2002 and 2001, were $2,056,381 and $2,157,657, respectively. During the year ended December 31, 2002 and 2001, total principal additions were $48,000 and $93,122 and total principal payments were $149,276 and $1,108,415, respectively. Aggregate deposit balances with related parties at December 31, 2002 and 2001, were $1,330,441 and $1,379,905, respectively. All related party loans and deposits which have been made, in the opinion of management, are on the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others.

2.    RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors has selected Moss Adams, LLP, 601 West Riverside Avenue, Suite 1800, Spokane, Washington 99201 [(509) 747-2600] as independent certified public accountants to examine the consolidated financial statements of the Company and its subsidiary for the fiscal year ending December 31, 2003; the shareholders are asked to consider and vote upon the ratification of such selection. The Board of Directors recommends that the shareholders vote for ratification of the selection of Moss Adams, LLP as the independent certified public accountants.

Moss Adams, LLP and its predecessor McFarland & Alton, P.S. have examined the financial statements of the Bank since the Bank’s organization in 1989 and the consolidated financial statements of the Company and its subsidiaries since the Company became a holding company for the Bank in 1993. A representative of that accounting firm will be present at the Annual Meeting with the opportunity to make a statement if desired and to respond to appropriate questions.

3.    OTHER BUSINESS

No other business is intended to be brought before the Annual Meeting by the Board of Directors, nor is the Board of Directors aware of any other business to be brought before the Annual Meeting by others. If, however, any other business properly comes before the Annual Meeting, the enclosed proxy authorizes the persons named in the proxy to vote on such other business in their discretion.

ADDITIONAL INFORMATION

Proposals of Shareholders

Under the Securities and Exchange Commission rules, for stockholder proposals to be considered for inclusion in next year’s proxy statement, they must be submitted in writing to Holly A. Austin, Secretary, Northwest Bancorporation, Inc., 421 West Riverside Avenue, Spokane, Washington 99201 on or before December 12, 2003. In addition, our bylaws provide that for directors to be nominated or other proposals to be properly presented at a shareholders meeting, we must receive notice of any nomination or proposal between February 5 and March 6, 2004. If our 2004 annual meeting is not within 30 days of May 17, 2004, to be timely, the notice by the shareholder must be not later than the close of business on the tenth day following the day on which the first public announcement of the date of the annual meeting was made or the notice of the meeting was mailed, whichever occurs first. Our bylaws also set out the information that must be included in the shareholder notice.

Expenses

All expenses incurred in connection with the solicitation of proxies will be borne by the Company. The Company will reimburse brokers, fiduciaries and custodians for their costs in forwarding proxy materials to beneficial owners of common stock held in their names.

Directors, officers, and employees of the Company and the Bank may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

Annual Report

The Annual Report on Form 10-KSB (without exhibits) of the Company for the fiscal year ended December 31, 2002 is also enclosed with this Proxy Statement. The Annual Report includes a description of the business and property of the Company; these descriptions are included by reference herein. The consolidated financial statements of the Company (appearing under the heading “Northwest Bancorporation, Inc. and Subsidiary, Independent Auditor’s Report and Financial Statements, December 31, 2002 and 2001” in the Annual Report) and the information regarding lack of changes in or disagreements with accountants of the Company (appearing in Part II, Item 3 of the Annual Report) which are contained in the Annual Report are incorporated by reference herein.

BY ORDER OF THE BOARD OF DIRECTORS

/S/    WILLIAM E. SHELBY

William E. Shelby

Chairman

March 28, 2003

Northwest Bancorporation, Inc.

Inland Northwest Bank

Audit Committee Charter

(Adopted by the Board of Directors July 18, 2001)

I.	Organization

The Board of Directors of Northwest Bancorporation, Inc. (the “Company”) has adopted the following Audit Committee Charter establishing the authority and responsibility of the Audit Committee of the Company and its subsidiary, Inland Northwest Bank (the “Bank”). The Committee shall consist of not less than three disinterested directors who are free of any relationship to the Company and the Bank that would interfere with their independence from management of the Company or the Bank; these members will be selected and approved by the Board annually. The Board shall appoint one of the members of the Committee as Chairperson.

II.	Statement of Policy

The primary function of the Audit Committee is to assist the Directors in fulfilling their oversight responsibilities of reviewing (1) the financial information which will be provided to the shareholders and others; (2) the effectiveness of management’s system of internal controls; and (3) the audit process. Each member of the Audit Committee, in the performance of such member’s duties, shall be fully protected in relying on information, opinions, reports or statements prepared or presented by Company or Bank officers or employees, or committees of the Board of Directors or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence. In addition, the Audit Committee will maintain free and open communication with the Board, the external auditors, the internal auditor, and the financial management of the Company and the Bank.

III.	Member Qualifications and Independence

Certain relationships between directors and the Company and its affiliates may interfere with the exercise of their independence from management and the Company. An independent director is a director who meets the independency requirements of the NASDAQ Stock Market, Inc.

An additional director may be appointed in exceptional and limited circumstances by the Board, who does not meet the independency standards adopted by this Charter. The Board shall determine that such appointment is in the best interests of the shareholders and provide for disclosure of the reasons for the appointment in the proxy statement.

The Committee members shall promptly inform the Board of any fact or circumstance that will impair their independence.

All members must be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statements. At least one director must have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial or other senior officer with financial oversight responsibilities.

IV.	Responsibility

A.	Oversight of the External Audit Process:

The external auditors, in the performance of their services to the Company, are ultimately responsible to the Board of Directors. To this end the Committee will:

•	Review the audit plan of the external auditors for the annual audit of the financial statements, including scope, fees, and qualifications;

•	When appropriate, make recommendations to the Board as to the selection, evaluation, or replacement of the external auditors;

•	Review the auditors’ written disclosure of any relationships with the Company and the Bank, which could affect the auditor’s independence

•	Review the audited financial statements, the required communication to the Committee, the assessment of internal controls, and the recommendations to management as presented by the external auditors;

•	Hold an exclusive session with the external auditors, generally in conjunction with the review of the audited financial statements, to facilitate free and open discussion between the two parties.

B.	Oversight of the Effectiveness of Management’s System of Internal Controls and the Internal Audit Function.

The Committee shall monitor the effectiveness of management’s system of internal controls via reports from the Internal Auditor. The Internal Auditor will generally meet quarterly with the Committee providing assessments of the Bank’s adherence to various policies, procedures and regulatory requirements. These meetings shall provide a forum for open discussion between the Committee and the Internal Auditor. The Chairman of the Committee shall report to the Board in summary the content of the Committee meetings.

The Committee shall monitor risk to the Bank through review and approval of the Annual Risk Assessment as submitted by the Internal Auditor. Audits are to be scheduled according to the risk assessment with results and management’s responses being reported to the Committee. The Internal Auditor reports directly to the Audit Committee, maintaining independence from management. The authority and responsibility of the internal audit function is defined in the Internal Audit Policy in affect from time to time.

The Committee also will investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, it is appropriate to do so.

V.	Record keeping Requirements

Minutes of the Committee meetings will be retained permanently in the Corporate Office. All materials presented to the Committee will be retained in the Office of the Internal Auditor.

NORTHWEST BANCORPORATION, INC.

421 W. Riverside

Spokane, Washington 99201

The undersigned hereby constitutes and appoints RANDALL L. FEWEL, WILLIAM E. SHELBY or HOLLY A. AUSTIN, and each of them, proxies of the undersigned, with full power of substitution, to vote all shares of the undersigned which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders of NORTHWEST BANCORPORATION, INC. to be held on Monday, May 19, 2003 at 5:30 p.m. (PDT) or any adjournments thereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL OF THE BELOW ITEMS. THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY SPECIFICATIONS MADE BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL OF THE BELOW ITEMS.

(1)	Election of three Directors for a three-year term.

	Nominees: Randall L. Fewel, Bryan S. Norby, Richard H. Peterson	FOR ALL ☐	WITHHOLD ALL ☐	FOR ALL EXCEPT ☐

Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name below:

(2)	Ratification of the selection of Moss Adams, LLP as independent certified public accountants for the fiscal year ending December 31, 2003.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(3)	To vote in their discretion upon such other matters as may properly come before the Annual Meeting.	FOR ☐	AGAINST ☐	ABSTAIN ☐

(To be signed on the other side)

NORTHWEST BANCORPORATION, INC.

THIS PROXY IS SOLICITED BY THE BOARD OF

DIRECTORS FOR THE ANNUAL MEETING OF

SHAREHOLDERS TO BE HELD ON MAY 19,

2003 AT 5:30 P.M. (PDT) AT

INLAND NORTHWEST BANK

421 WEST RIVERSIDE

SPOKANE, WASHINGTON 99201

PLEASE FILL IN, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE.

Shareholder’s signature must agree with name appearing on mailing label. If the shares are held in joint tenancy, all parties to the joint tenancy must sign. When signing the proxy as attorney-in-fact, personal representative, trustee, or guardian, please indicate capacity in which you are signing.

	Shareholder’s Signature	Date

MAILING LABEL	Shareholder’s Signature	Date
(OVER)

2003 Letter to Shareholders

Last year, Northwest Bancorporation, Inc. (the “Company”) was able to report net after-tax income for 2001 that exceeded $1 million for the first time in Company history. This year we are very proud to report that after-tax income increased by 19% to $1,418,702. This equates to earnings of 78 cents per share versus 65 cents in 2001.

As you know, the Company declared a 5% stock dividend in June 2002. This was the seventh stock dividend in the thirteen-year history of the Bank and Company.

Inland Northwest Bank (INB) passed a major milestone in August when total assets went over the $200 million mark for the first time. For the year, INB’s total assets increased by $15.7 million (8.1%) in an economy that showed little or no growth.

Another highlight of the year was the June grand opening of a beautiful new INB branch in Coeur d’Alene, Idaho. This 3,800 square foot branch, located in the heart of the medical district, replaced the facility the Bank had previously leased in downtown Coeur d’Alene. It boasts 4 drive-through lanes including a drive-up automated teller machine and is twice the size of the previous facility. Since opening at the new location at 955 Ironwood Drive, the branch has increased its deposits by $1.5 million.

You will be pleased to know that trading volume in Company stock has increased significantly since it has been placed on the electronic bulletin board. According to the financial websites, 196,361 shares of Company stock traded in 2002. This equates to about 11% of the shares outstanding. This is very good news for shareholders because it demonstrates increased liquidity in our stock.

If you have not looked up the Company stock on a financial website, you are encouraged to do so. The ticker symbol is “NBCT.” Most financial websites will show 52-week highs and lows, last trade price, earnings per share information, and the price-to-earnings ratio. Some sites have graphs showing trading volume over the last twelve months and fluctuation in price throughout the year. There is even a website that shows a list of companies that consider themselves to be “market makers” in Northwest Bancorporation stock. If you would like assistance in finding any of these websites, please feel free to call our Chief Financial Officer, Chris Jurey, or our Cashier, Holly Austin. Either Chris or Holly will be happy to assist you.

Two very important additions to Bank staff were made in 2002. The Bank hired a full-time Information Technology Manager and a full-time Human Resources Manager. Both areas are so critical to the continued success of the Bank that it was necessary to create these new positions. Both individuals are already making important contributions to the Bank.

You may recall that Inland Northwest Bank introduced Internet banking last year at no charge to our customers. Customer response to this service has been outstanding.

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Currently, over 1,800 customers have signed up for Internet banking, and the number is growing every day. It is simple and easy to use, and it contains three months of detailed history on individual deposit accounts, as well as images of your last twelve monthly bank statements. If you are not currently signed up for Internet banking, please visit any INB branch and we will be delighted to get you set up.

Emphasis on asset quality continued to be a priority in 2002. Loan losses were reduced by 35% and the Bank’s reserve for future losses in the loan portfolio grew by $376 thousand, to 1.48% of total loans versus 1.27% at the end of the previous year.

Loan growth was a fairly disappointing 5% in 2002 despite the low interest rate environment. Loan demand has been relatively weak because of the sluggish economy and our focus on improving asset quality caused us to be quite selective in the underwriting process. Our pipeline of potential loans, however, has shown some signs of recovery during the early going in 2003.

The bright spot in terms of loan volume last year was in the area of home mortgage loans. The Bank’s mortgage department generated about $60.6 million in loans, up 16% over 2001. This resulted in the department making a significant contribution to the overall earnings of the Company.

The positive results achieved in 2002 are directly attributable to an experienced and dedicated cadre of employees as well as an involved and committed Board of Directors. Both the Board and the employees are devoted to making INB the premier community bank in the Inland Northwest by providing exceptional banking services to our customers.

With regard to 2003, senior management of the Bank is optimistic, despite all the challenges and uncertainties facing us. While the Bank may not be able to grow at the same 8% level as last year, profitability is expected to improve at a rate similar to 2002.

There are no immediate plans for adding branches, although we continue to research our market for select branching opportunities. Our focus, however, will continue to be on internal growth within our existing franchise, with little or no increase in overhead. This course will allow us to enhance return to you, our Shareholders, even if the long-anticipated economic recovery does not materialize this year.

William E. Shelby Chairman	/S/ RANDALL L. FEWEL Randall L. Fewel President & CEO

This statement has not been reviewed or confirmed for accuracy or relevance, by the Federal Deposit Insurance Corporation.

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